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                                   EXHIBIT 5


                            OPINION AND CONSENT OF
                         MARTIN, SNOW, GRANT & NAPIER
                     AS TO THE LEGALITY OF THE SECURITIES
                               REGISTERED HEREBY
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WRITER'S DIRECT DIAL: (912) 749-1716

September   ______, 1998


Board of Directors
Capitol City Bancshares, Inc.
562 Lee Street, S.W.
Atlanta, Georgia 30311

     RE:  REGISTRATION STATEMENT ON SEC FORM S-4 RELATING
          TO THE ISSUANCE OF 532,088 SHARES OF THE $6.00 PAR
          VALUE COMMON STOCK OF CAPITOL CITY BANCSHARES, INC.

Gentlemen:

     This opinion is rendered in connection with the SEC Form S-4 Registration Statement (the "Registration Statement") which is being filed by Capitol City Bancshares, Inc. ("Bancshares") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed issuance of 532,088 shares of the $6.00 par value common stock of Bancshares in connection with the proposed merger of Capitol City Bank and Trust with and into a wholly-owned subsidiary of Bancshares pursuant to a certain Plan of Reorganization and Agreement of Merger, as amended, dated April 14, 1998 and filed as Exhibit "A" to the Proxy Statement of Bancshares which is included in the Registration Statement.

     We are of the opinion that:

     1. A maximum of 532,088 shares of $6.00 par value common stock, when issued in connection with the acquisition of Capitol City Bank and Trust in accordance with the terms and conditions set forth in the Plan of Reorganization and Agreement of Merger, will, when issued, be validly issued, fully paid and non-assessable; and

     2. No personal liability for the liabilities of Bancshares attaches to the ownership of the shares of its $6.00 par value common stock under the laws of the State of Georgia.
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Board of Directors
September ____, 1998
Page Two


                                    CONSENT
                                    -------

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the Proxy Statement of Capitol City Bancshares, Inc., included in the Registration Statement.

                                    Yours very truly,

                                    MARTIN, SNOW, GRANT & NAPIER


                                    By:_______________________________
                                         JOHN T. McGOLDRICK, JR.

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